Exhibit 99.1
CRITEO REPORTS SECOND QUARTER 2026 RESULTS

Appointed Connor McGogney as Chief Financial Officer, Effective August 10, 2026
Q2 2026 Media Spend of $1.1 Billion
Deployed $30 Million to Repurchase Shares in Q2 2026

NEW YORK - August 5, 2026 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global commerce intelligence platform, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and six months ended June 30, 2026:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	YoY Change	2026	2025	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$428	$483	(11)%	$853	$934	(9)%
Gross Profit	$222	$259	(14)%	$445	$495	(10)%
Net Income	$12	$23	(49)%	$20	$63	(68)%
Gross Profit margin	52%	54%	(2)ppt	52%	53%	(1) ppt
Diluted EPS	$0.22	$0.39	(44)%	$0.37	$1.05	(65)%
Cash from operating activities	$20	$(1)	NM	$69	$61	12%
Cash and cash equivalents	$252	$206	23%	$252	$206	23%

Non-GAAP Results[1]
Contribution ex-TAC	$255	$292	(13)%	$506	$556	(9)%
Adjusted EBITDA	$73	$89	(18)%	$138	$182	(24)%
Adjusted diluted EPS	$0.80	$0.92	(13)%	$1.53	$2.02	(24)%
Free Cash Flow (FCF)	$(38)	$(36)	(3)%	$(22)	$9	(340)%
FCF / Adjusted EBITDA	(51)%	(41)%	(10)ppt	(16)%	5%	(21) ppt

"While our second quarter top line performance was disappointing, our long-term strategy remains unchanged,” said Michael Komasinski, Chief Executive Officer of Criteo. “We remain confident in our Commerce Intelligence strategy and are strengthening execution, diversifying our business and positioning Criteo to help shape the next generation of AI driven commerce.”

Operating Highlights
•Criteo appointed Connor McGogney as Chief Financial Officer, effective August 10, 2026. He succeeds Sarah Glickman, who has served as Chief Financial Officer for the past six years and will remain as an advisor through the end of September to support a seamless transition.
•Criteo's media spend2 was $4.5 billion in the last 12 months and $1.1 billion in Q2 2026, up 9% year-over-year at constant currency3.
•Criteo became OpenAI's first advertising technology partner in March 2026 and now has over 2,000 brands advertising on ChatGPT across seven countries, with additional country launches planned, including Mexico and Brazil. ChatGPT Ads inventory is now available through Criteo’s self-service, cross-channel performance platform Criteo GO.
•The Company further strengthened its Retail Media footprint with the addition of Loblaw Advance in Canada, Monoprix and Druni in EMEA, and Olive Young and Golf Digest Online in APAC.
•Criteo launched sponsored products into AI-powered conversational search with Albertsons, creating new discovery and monetization opportunities.
•Criteo was named a Leader in the QKS Group SPARK Matrix™ for Retail Media Network and Monetization Platform, Q2 2026.
•The Company deployed $61 million of capital for share repurchases in the first six months of 2026, including $30 million in the second quarter.
•Criteo completed its redomiciliation from France to Luxembourg, and its Board of Directors approved the subsequent transfer of legal domicile from Luxembourg to the United States, which is expected to be completed in January 2027, subject to shareholder approval and other customary conditions.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Media spend is defined as working media spend allocated to Retail Media campaigns and media spend activated on behalf of Performance Media clients.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.

Financial Summary

Revenue for Q2 2026 was $428 million, gross profit was $222 million and Contribution ex-TAC was $255 million. Net income for Q2 2026 was $12 million, representing $0.22 per share on a diluted basis. Adjusted EBITDA for Q2 2026 was $73 million, and adjusted net income was $41 million, resulting in an adjusted diluted EPS of $0.80. As reported, revenue for Q2 decreased (11)%, gross profit decreased (14)% and Contribution ex-TAC decreased (13)%. At constant currency, revenue for Q2 2026 decreased (11)% and Contribution ex-TAC decreased (12)%. Cash flow from operating activities was $20 million in Q2 2026 and Free Cash Flow was $(38) million in Q2 2026. As of June 30, 2026, we had $303 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our updated outlook reflects a more conservative view of our business trends for the remainder of the year. Our strong profitability, cash flow and balance sheet provide the financial flexibility to execute our strategy, maintain disciplined capital allocation and create long term shareholder value.”

Second Quarter 2026 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased (11)% year-over-year in Q2 2026, or decreased (11)% at constant currency, to $428 million (Q2 2025: $483 million). Gross profit decreased (14)% year-over-year in Q2 2026 to $222 million (Q2 2025: $259 million). Gross profit as a percentage of revenue, or gross profit margin, was 52% (Q2 2025: 54%). Contribution ex-TAC in the second quarter decreased (13)% year-over-year, or decreased (12)% at constant currency, to $255 million (Q2 2025: $292 million).

•Retail Media revenue decreased (21)%, or (22)% at constant currency, and Retail Media Contribution ex-TAC decreased (21)%, or (22)% at constant currency, reflecting a $21 million headwind from previously communicated scope changes with two specific Retail Media clients, partially offset by strong growth across the broader retail partner base. Excluding this impact, Contribution ex-TAC grew 20% in Q2 across the underlying client base.
•Performance Media revenue decreased (10)%, or decreased (9)% at constant currency, and Performance Media Contribution ex-TAC decreased (10)%, or decreased (10)% at constant currency, reflecting soft performance in Commerce Growth, partially offset by improved year-over-year trends in AdTech Services.

Net Income and Adjusted Net Income

Net income was $12 million in Q2 2026 (Q2 2025: net income: $23 million). Net income allocated to shareholders of Criteo was $11 million, or $0.22 per share on a diluted basis (Q2 2025: net income allocated to shareholders of $21 million, or $0.39 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $41 million, or $0.80 per share on a diluted basis (Q2 2025: $51 million, or $0.92 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $73 million (Q2 2025: $89 million), reflecting lower Contribution ex-TAC due to softness in Performance Media and the temporary impact of previously communicated scope changes with two specific Retail Media clients, along with planned growth investments, partially offset by lower than expected bad debt expense and lower than expected employee costs. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 29% (Q2 2025: 31%).

Operating expenses decreased (9)% year-over-year to $207 million (Q2 2025: $228 million), mostly due to rigor on resource allocation, productivity gains, and the non-recurrence of a company-wide event held in the previous year, partially offset by planned growth investments. Non-GAAP operating expenses decreased (10)% year-over-year to $158 million (Q2 2025: $175 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $20 million in Q2 2026 (Q2 2025: $(1) million).

Free Cash Flow was $(38) million in Q2 2026 (Q2 2025: $(36) million). On a trailing 12-month basis, Free Cash Flow was $180 million.

Cash and cash equivalents, and marketable securities, were $303 million, a $(86) million decrease compared to December 31, 2025, after spending $61 million on share repurchases in the six months ended June 30, 2026.

As of June 30, 2026, the Company had total financial liquidity of approximately $767 million, including $252 million of cash and cash equivalents, $51 million of marketable securities and $464 million available through its revolving credit facility.

2026 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 5, 2026. The Company's outlook is based on year-to-date performance and current business trends.

Fiscal year 2026 guidance:
•We now expect Contribution ex-TAC to decrease -12% to -10% at constant currency.
•We now expect an Adjusted EBITDA margin of approximately 30% of Contribution ex-TAC.

Third quarter 2026 guidance:
•We expect Contribution ex-TAC between $237 million and $241 million, or -15% to -14% year-over-year at constant-currency.
•We expect Adjusted EBITDA between $54 million and $58 million.

The Company’s third quarter 2026 guidance reflects the temporary impact of previously communicated scope changes with two specific Retail Media clients.

The above guidance for the fiscal year ending December 31, 2026 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.86, a U.S. dollar-Japanese Yen rate of 159, a U.S. dollar-British Pound rate of 0.75, a U.S. dollar-Korean Won rate of 1,500 and a U.S. dollar-Brazilian Real rate of 5.16.

The above guidance assumes that no acquisitions and dispositions are completed during the third quarter of 2026 or the fiscal year ended December 31, 2026.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, employer social contribution expense related to employee equity award compensation, pension service costs, certain acquisition costs, certain restructuring and related costs, integration and transformation costs, and other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, employer social contribution expense related to employee equity award compensation, amortization of acquisition-related assets, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less net acquisition of intangible assets, property, and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate depreciation and amortization, equity related compensation, which includes employee equity awards compensation and director fees for share purchases, employer social contribution expense related to employee equity award compensation, pension service costs, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, and other nonrecurring or noncash items. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2026 and the year ending December 31, 2026, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, including our use and expected use of AI; uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory; investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions, including the completed redomiciliation from France to Luxembourg (the “Conversion”) and the proposed transfer of our legal domicile from Luxembourg to the United States via the merger of the Company into a newly incorporated and wholly-owned U.S. subsidiary (the “U.S. Merger”), materialize as expected; uncertainty regarding our international operations and expansion, including related to changes in a specific country's or region's political or economic conditions or policies and related uncertainties (such as the imposition and enforceability of tariffs); the impact of competition or client in-housing; uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith; our ability to obtain and utilize certain data as a result of consumer concerns regarding data collection and sharing, as well as potential limitations in accessing data from third parties; failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth; client flexibility to increase or decrease spend; our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the advertising industry; changes in applicable laws or accounting practices; failure to obtain the required shareholder vote to adopt the proposals needed to complete the U.S. Merger; failure to satisfy any of the other conditions to the U.S. Merger; the U.S. Merger not being completed; the impact or outcome of any legal proceedings or regulatory actions that may be instituted against us in connection with the Conversion or the U.S. Merger; failure to maintain the listing of our shares on Nasdaq or failure to list our stock on the New York Stock Exchange following the U.S. Merger or maintain our listing thereafter; inability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Conversion or the U.S. Merger; the disruption of current plans and operations by the Conversion or the U.S. Merger; the disruption to the Company's relationships, including with employees, landowners, suppliers, lenders, partners, governments and shareholders; the future financial performance of Criteo, including our anticipated growth rate and market opportunity, changes in shareholders' rights as a result of the Conversion or the U.S. Merger; difficulty in adapting to operating under the laws of Luxembourg or the United States; the delay or abandonment of the U.S. Merger; costs or taxes related to the Conversion or the U.S. Merger; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, as amended, and in subsequent Quarterly Reports on Form 10-Q and the Registration Statement on Form S-4 expected to be filed by a subsidiary of the Company in connection with the U.S. Merger, as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, August 5, 2026, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce intelligence platform that drives performance for brands, agencies, retailers, and publishers. Built on proprietary commerce data from more than $1 trillion in annual sales and two decades of AI innovation, Criteo helps companies across the ecosystem make smarter decisions and achieve better outcomes, while delivering more relevant experiences for shoppers. With thousands of clients and deep partnerships across global retail and digital commerce, Criteo provides the technology and insights businesses need to compete and grow. For more information, please visit www.criteo.com.

Contacts

Investor Relations & Corporate Communications
Melanie Dambre, m.dambre@criteo.com

Public Relations
Amanda Echavarri, a.echavarri@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$252,236	$342,038
Trade receivables, net of allowances of $ 15.1 million and $ 25.9 million at June 30, 2026 and December 31, 2025, respectively	455,966	582,102
Income taxes	16,871	14,233
Other taxes	56,767	57,050
Marketable securities - current portion	28,052	23,242
Prepaid expenses and other current assets	63,180	53,210
Total current assets	873,072	1,071,875
Property and equipment, net	168,378	139,330
Intangible assets, net	141,357	151,853
Goodwill	531,794	535,761
Right of use assets - operating leases	134,390	134,205
Marketable securities - noncurrent portion	22,788	23,500
Noncurrent financial assets	8,073	8,314
Deferred tax assets	84,945	90,689
Other noncurrent assets	45,987	45,680
Total noncurrent assets	1,137,712	1,129,332
Total assets	$2,010,784	$2,201,207

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$457,107	$566,046
Contingencies - current portion	11,505	9,229
Income taxes	8,321	27,528
Financial liabilities - current portion	9,645	11,360
Lease liability - operating - current portion	36,414	33,085
Other taxes	12,338	14,713
Employee - related payables	87,998	114,416
Other current liabilities	54,387	68,277
Total current liabilities	677,715	844,654
Deferred tax liabilities	5,131	5,285
Defined benefit plans	6,043	5,707
Lease liability - operating - noncurrent portion	102,128	105,277
Contingencies - noncurrent portion	23,304	22,729
Other noncurrent liabilities	32,332	31,826
Total noncurrent liabilities	168,938	170,824
Total liabilities	846,653	1,015,478

Shareholders' equity:
Common shares, €0.025 par value, 53,728,895 and 55,659,895 shares authorized and issued, and 48,550,453 and 51,151,866 outstanding at June 30, 2026 and December 31, 2025, respectively.	1,815	1,871
Treasury stock, 5,178,442 and 4,508,029 shares at cost as of June 30, 2026 and December 31, 2025, respectively.	(108,990)	(120,853)
Additional paid-in capital	706,534	706,321
Accumulated other comprehensive loss	(80,120)	(68,879)
Retained earnings	608,276	630,750
Equity attributable to the shareholders of Criteo S.A.	1,127,515	1,149,210
Noncontrolling interests	36,616	36,519
Total equity	1,164,131	1,185,729
Total equity and liabilities	$2,010,784	$2,201,207

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenue	$428,018	$482,671	$852,657	$934,105

Cost of revenue
Traffic acquisition cost	172,545	190,602	346,816	377,664
Other cost of revenue	33,259	33,551	60,885	60,947

Gross profit	222,214	258,518	444,956	495,494

Operating expenses:
Research and development expenses	71,945	79,610	141,628	140,359
Sales and operations expenses	85,539	108,215	183,040	197,104
General and administrative expenses	49,722	40,238	94,880	79,409
Total operating expenses	207,206	228,063	419,548	416,872
Income from operations	15,008	30,455	25,408	78,622
Financial and other income (expense)	319	(1,801)	2,192	501
Income before taxes	15,327	28,654	27,600	79,123
Provision for income taxes	3,576	5,734	7,269	16,192
Net income	$11,751	$22,920	$20,331	$62,931

Net income available to shareholders of Criteo S.A.	$11,190	$21,250	$19,007	$59,178
Net income available to noncontrolling interests	$561	$1,670	$1,324	$3,753

Weighted average shares outstanding used in computing per share amounts:
Basic	49,664,392	52,986,068	50,007,078	53,480,338
Diluted	50,545,915	55,133,569	50,754,574	56,162,459

Net income allocated to shareholders per share:
Basic	$0.23	$0.40	$0.38	$1.11
Diluted	$0.22	$0.39	$0.37	$1.05

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$11,751	$22,920	$20,331	$62,931
Noncash and nonoperating items	25,870	28,238	66,136	70,868
- Amortization and provisions	23,471	36,902	52,040	60,485
- Equity awards compensation expense	16,381	21,128	29,728	36,537
- Loss (gain) on disposal of and impairment of long-lived assets	48	845	(701)	1,392
- Change in uncertain tax positions	95	(289)	522	(289)
- Change in deferred taxes	3,293	5,547	5,300	12,435
- Change in income taxes	(17,915)	(39,907)	(21,607)	(44,195)
- Other	497	4,012	854	4,503
Changes in assets and liabilities:	(17,322)	(52,555)	(17,961)	(72,855)
- Trade receivables	(1,705)	(2,564)	130,281	161,379
- Trade payables	11,890	(28,910)	(100,951)	(203,241)
- Other assets	9,186	20,908	(15,329)	12,448
- Other liabilities	(36,229)	(42,783)	(32,401)	(42,928)
- Operating lease liabilities and right of use assets	(464)	794	439	(513)
Net cash provided by (used in) operating activities	20,299	(1,397)	68,506	60,944
Cash flows from investing activities
Acquisition of intangible assets, property and equipment	(58,240)	(35,292)	(91,088)	(52,342)
Disposal of intangibles assets, property and equipment	422	410	1,063	369
Purchases of investment securities	—	(5,949)	(17,319)	(17,398)
Maturities and sales of investment securities	60	16,644	11,673	27,646
Net cash used in investing activities	(57,758)	(24,187)	(95,671)	(41,725)
Cash flows from financing activities
Proceeds from exercise of stock options	—	52	—	1,897
Repurchase of treasury stocks	(30,353)	(48,328)	(61,322)	(104,496)
Change in other financing activities	(324)	(73)	(640)	(544)
Net cash used in financing activities	(30,677)	(48,349)	(61,962)	(103,143)
Effect of exchange rates changes on cash and cash equivalents	175	(6,214)	(891)	(995)
Net decrease in cash and cash equivalents and restricted cash	(67,961)	(80,147)	(90,018)	(84,919)
Net cash and cash equivalents and restricted cash at the beginning of the period	320,302	286,171	342,359	290,943
Net cash and cash equivalents and restricted cash at the end of the period	$252,341	$206,024	$252,341	$206,024

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated statement of financial position
Cash and cash equivalents	$252,236	$205,703	$252,236	$205,703
Restricted cash, included in other current assets	$105	$321	$105	$321
Total cash, cash equivalents, and restricted cash	$252,341	$206,024	$252,341	$206,024

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(13,868)	$(40,383)	$(18,819)	$(48,241)
Cash paid for interest	$(467)	$(344)	$(994)	$(588)
Noncash investing and financing activities
Intangible assets, property and equipment acquired through payables	$10,729	$4,633	$10,729	$4,633

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

CASH FROM (USED IN) OPERATING ACTIVITIES	$20,299	$(1,397)	$68,506	$60,944
Acquisition of intangible assets, property and equipment	(58,240)	(35,292)	(91,088)	(52,342)
Disposal of intangible assets, property and equipment	422	410	1,063	369
FREE CASH FLOW (1)	$(37,519)	$(36,279)	$(21,519)	$8,971

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition and disposition of intangible assets, property and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Gross Profit	222,214	258,518	444,956	495,494

Other Cost of Revenue	33,259	33,551	60,885	60,947

Contribution ex-TAC (1)	$255,473	$292,069	$505,841	$556,441

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Segment	2026	2025	YoY Change	YoY Change at Constant Currency (2)	2026	2025	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$47,907	$60,913	(21)%	(22)%	$89,178	$120,411	(26)%	(27)%
Performance Media	380,111	421,758	(10)%	(9)%	763,479	813,694	(6)%	(8)%
Total	428,018	482,671	(11)%	(11)%	852,657	934,105	(9)%	(10)%

Contribution ex-TAC
Retail Media	47,168	60,009	(21)%	(22)%	87,757	118,799	(26)%	(27)%
Performance Media	208,305	232,060	(10)%	(10)%	418,084	437,642	(4)%	(6)%
Total (1)	$255,473	$292,069	(13)%	(12)%	$505,841	$556,441	(9)%	(11)%

(1) Refer to the Non-GAAP Financial Measures section of this filing for the definition of the Non-GAAP metric.
(2) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	YoY Change	2026	2025	YoY Change
Net income	$11,751	$22,920	(49)%	$20,331	$62,931	(68)%
Adjustments:
Financial expense (income)	(319)	1,796	(118)%	(2,192)	(152)	NM
Provision for income taxes	3,576	5,734	(38)%	7,269	16,192	(55)%
Equity related compensation, and related social contribution expenses (1)	16,626	21,543	(23)%	30,448	37,423	(19)%
Pension service costs	196	195	1%	394	378	4%
Depreciation and amortization expense	31,581	35,764	(12)%	59,948	61,457	(2)%
Restructuring, integration and transformation costs	9,888	556	NM	20,050	2,427	726%
Other noncash or nonrecurring events (2)	—	872	(100)%	1,950	872	124%
Total net adjustments	61,548	66,460	(7)%	117,867	118,597	(1)%
Adjusted EBITDA (3)	$73,299	$89,380	(18)%	$138,198	$181,528	(24)%

(1) Beginning in the second quarter of 2026, we are excluding employer social contribution expense related to employee equity award compensation. This recurring payroll cash expense is directly impacted by fluctuations in our stock price and therefore may not be indicative of our core operating performance. Prior period comparative amounts were not material and were not recast to conform to this new presentation.
(2) Includes costs related to nonrecurring litigation matters.
(3) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	YoY Change	2026	2025	YoY Change
Research and Development expenses	$71,945	$79,610	(10)%	$141,628	$140,359	1%
Equity related compensation, and related social contribution expenses (1)	6,003	5,398	11%	10,892	9,732	12%
Depreciation and Amortization expense	21,463	25,739	(17)%	40,602	42,412	(4)%
Pension service costs	116	109	6%	232	210	10%
Restructuring, integration and transformation costs	380	16	NM	695	89	681%
Other noncash or nonrecurring events	—	872	(100)%	—	872	(100)%
Non-GAAP - Research and Development expenses	43,983	47,476	(7)%	89,207	87,044	2%
Sales and Operations expenses	85,539	108,215	(21)%	183,040	197,104	(7)%
Equity related compensation, and related social contribution expenses (1)	2,727	7,354	(63)%	5,679	12,775	(56)%
Depreciation and Amortization expense	623	3,574	(83)%	2,040	6,913	(70)%
Pension service costs	20	24	(17)%	41	48	(15)%
Restructuring, integration and transformation costs	663	(12)	NM	5,202	54	NM
Non-GAAP - Sales and Operations expenses	81,506	97,275	(16)%	170,078	177,314	(4)%
General and Administrative expenses	49,722	40,238	24%	94,880	79,409	19%
Equity related compensation, and related social contribution expenses (1)	7,896	8,791	(10)%	13,877	14,916	(7)%
Depreciation and Amortization expense	329	350	(6)%	709	683	4%
Pension service costs	60	62	(3)%	121	120	1%
Restructuring, integration and transformation costs	8,845	552	NM	14,153	2,284	520%
Other noncash or nonrecurring events (2)	—	—	NM	1,950	—	NM
Non-GAAP - General and Administrative expenses	32,592	30,483	7%	64,070	61,406	4%
Total Operating expenses	207,206	228,063	(9)%	419,548	416,872	1%
Equity related compensation, and related social contribution expenses (1)	16,626	21,543	(23)%	30,448	37,423	(19)%
Depreciation and Amortization expense	22,415	29,663	(24)%	43,351	50,008	(13)%
Pension service costs	196	195	1%	394	378	4%
Restructuring, integration and transformation costs	9,888	556	NM	20,050	2,427	726%
Other noncash or nonrecurring events (2)	—	872	(100)%	1,950	872	124%
Total Non-GAAP Operating expenses (3)	158,081	$175,234	(10)%	$323,355	$325,764	(1)%

(1) Beginning in the second quarter of 2026, we are excluding employer social contribution expense related to employee equity award compensation. This recurring payroll cash expense is directly impacted by fluctuations in our stock price and therefore may not be indicative of our core operating performance. Prior period comparative amounts were not material and were not recast to conform to this new presentation.
(2) Includes costs related to nonrecurring litigation matters.
(3) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	YoY Change	2026	2025	YoY Change

Net income	$11,751	$22,920	(49)%	$20,331	$62,931	(68)%
Adjustments:
Equity related compensation, and related social contribution expenses (1)	16,626	21,543	(23)%	30,448	37,423	(19)%
Amortization of acquisition-related intangible assets	6,661	9,637	(31)%	13,296	18,635	(29)%
Restructuring, integration and transformation costs	9,888	556	NM	20,050	2,427	726%
Other noncash or nonrecurring events (2)	—	872	(100)%	1,950	872	124%
Tax impact of the above adjustments (3)	(4,409)	(4,739)	7%	(8,430)	(8,669)	3%
Total net adjustments	28,766	27,869	3%	57,314	50,688	13%
Adjusted net income (4)	$40,517	$50,789	(20)%	$77,645	$113,619	(32)%

Weighted average shares outstanding
- Basic	49,664,392	52,986,068		50,007,078	53,480,338
- Diluted	50,545,915	55,133,569		50,754,574	56,162,459

Adjusted net income per share
- Basic	$0.82	$0.96	(15)%	$1.55	$2.12	(27)%
- Diluted	$0.80	$0.92	(13)%	$1.53	$2.02	(24)%

(1) Beginning in the second quarter of 2026, we are excluding employer social contribution expense related to employee equity award compensation. This recurring payroll cash expense is directly impacted by fluctuations in our stock price and therefore may not be indicative of our core operating performance. Prior period comparative amounts were not material and were not recast to conform to this new presentation.
(2) Includes costs related to nonrecurring litigation matters.
(3) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(4) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	YoY Change	2026	2025	YoY Change

Gross Profit as reported	$222,214	$258,518	(14)%	$444,956	$495,494	(10)%

Other cost of revenue as reported	33,259	33,551	(1)%	60,885	60,947	—%

Contribution ex-TAC as reported(2)	255,473	292,069	(13)%	505,841	556,441	(9)%
Conversion impact U.S. dollar/other currencies	1,241	—		(8,233)	—
Contribution ex-TAC at constant currency	256,714	292,069	(12)%	497,608	556,441	(11)%

Traffic acquisition costs as reported	172,545	190,602	(9)%	346,816	377,664	(8)%
Conversion impact U.S. dollar/other currencies	744	—		(4,948)	—
Traffic acquisition costs at constant currency	173,289	190,602	(9)%	341,868	377,664	(9)%

Revenue as reported	428,018	482,671	(11)%	852,657	934,105	(9)%
Conversion impact U.S. dollar/other currencies	1,985	—		(13,182)	—
Revenue at constant currency	$430,003	$482,671	(11)%	$839,475	$934,105	(10)%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	2026	2025
Shares outstanding as at January 1,	51,151,866	54,277,422
Weighted-average effect of changes in shares outstanding during the period	(1,144,788)	(797,084)
Basic number of shares - Basic EPS basis	50,007,078	53,480,338
Dilutive effect of share-based awards - Treasury method	747,496	2,682,121
Diluted number of shares - Diluted EPS basis	50,754,574	56,162,459

Shares issued as at June 30, before Treasury stocks	53,728,895	57,854,895
Treasury stocks as of June 30,	(5,178,442)	(5,527,535)
Shares outstanding as of June 30, after Treasury stocks	48,550,453	52,327,360

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024

Clients	(2)%	1%	16,752	16,528	16,786	16,977	17,142	17,084	17,269	17,162	17,744

Revenue	(11)%	1%	428,018	424,639	541,136	469,660	482,671	451,434	553,035	458,892	471,307
Americas	(12)%	11%	175,983	158,629	241,987	201,978	199,797	192,908	274,620	206,816	212,374
EMEA	(8)%	(2)%	171,349	175,330	202,901	174,335	185,955	164,861	183,372	161,745	168,496
APAC	(17)%	(11)%	80,686	90,680	96,248	93,347	96,919	93,665	95,043	90,331	90,437

Revenue	(11)%	1%	428,018	424,639	541,136	469,660	482,671	451,434	553,035	458,892	471,307
Retail Media	(21)%	16%	47,907	41,271	76,347	67,114	60,913	59,498	91,889	60,765	54,777
Performance Media	(10)%	(1)%	380,111	383,368	464,789	402,546	421,758	391,936	461,146	398,127	416,530

TAC	(9)%	(1)%	172,545	174,271	211,094	181,526	190,602	187,062	218,636	192,789	204,214
Retail Media	(18)%	8%	739	682	1,727	849	904	708	1,661	1,182	911
Performance Media	(9)%	(1)%	171,806	173,589	209,367	180,677	189,698	186,354	216,975	191,607	203,303

Contribution ex-TAC (1)	(13)%	2%	255,473	250,368	330,042	288,134	292,069	264,372	334,399	266,103	267,093
Retail Media	(21)%	16%	47,168	40,589	74,620	66,265	60,009	58,790	90,228	59,583	53,866
Performance Media	(10)%	(1)%	208,305	209,779	255,422	221,869	232,060	205,582	244,171	206,520	213,227

Cash flow from (used for) operating activities	NM	(58)%	20,299	48,207	160,688	89,600	(1,397)	62,341	169,454	57,503	17,187

Capital expenditures	66%	80%	57,818	32,207	26,495	22,258	34,882	17,091	23,394	18,899	21,119

Net cash position	22%	(21)%	252,341	320,302	342,359	255,335	206,024	286,171	290,943	283,990	291,698

Headcount	(2)%	—%	3,543	3,553	3,649	3,650	3,621	3,533	3,507	3,504	3,498

Days Sales Outstanding (days - end of month)	(7) days	(2) days	58	60	57	64	65	68	62	65	64

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.